Exhibit 4.01

NCR CORPORATION

AND EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO

5.000% Senior Notes due 2022

INDENTURE

Dated as of September 17, 2012

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(d)	11.02
314(a)	4.02; 4.09
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	11.02; 11.03
(e)	11.05
(f)	N.A.
315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.12
316(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

TABLE OF CONTENTS

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01.	Definitions	1
SECTION 1.02.	Other Definitions	38
SECTION 1.03.	Incorporation by Reference of Trust Indenture Act	39
SECTION 1.04.	Rules of Construction	40

ARTICLE 2

The Securities

ARTICLE 3

Redemption

Page

ARTICLE 4

Covenants

ARTICLE 5

Successor Company

SECTION 5.01.	When Company May Merge or Transfer Assets	69

ARTICLE 6

Defaults and Remedies

Page

ARTICLE 7

Trustee

ARTICLE 8

Discharge of Indenture; Defeasance

ARTICLE 9

Amendments

Page

ARTICLE 10

Subsidiary Guarantees

ARTICLE 11

Miscellaneous

Appendix	-	Provisions Relating to Initial Securities and Exchange Securities
Exhibit A	-	Form of Initial Security
Exhibit B	-	Form of Exchange Security
Exhibit C	-	Form of Supplemental Indenture
Exhibit D	-	Form of Transferee Letter of Representation

INDENTURE dated as of September 17, 2012, among NCR CORPORATION, a Maryland corporation (the “Company”), each SUBSIDIARY GUARANTOR from time to time party hereto (collectively, the “Subsidiary Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Company’s 5.000% Senior Notes due 2022 issued on the date hereof (the “Original Securities”), (b) any Additional Securities (as defined herein) that may be issued on any Issue Date (all such Securities in clauses (a) and (b) being referred to collectively as the “Initial Securities”) and (c) if and when issued pursuant to a Registration Rights Agreement (as defined in Appendix A hereto (the “Appendix”)), the Company’s 5.000% Senior Notes due 2022 (the “Exchange Securities” and, together with the Initial Securities, the “Securities”).

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“Additional Assets” means:

(a) any property, plant, equipment or other long term tangible or intellectual property assets used or useful in a Related Business;

(b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (b) or (c) above is primarily engaged in a Related Business.

“Additional Interest” means the interest rate increase specified in the second paragraph of Section 2(d) of the Registration Rights Agreement.

“Additional Securities” means 5.000% Senior Notes due 2022 issued under the terms of this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03 (it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security, including any such Securities issued pursuant to a Registration Rights Agreement).

“Adjusted Treasury Rate” means, with respect to any redemption date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after July 15, 2017, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means with respect to a Security at any redemption date the excess of (if any) (a) the present value at such redemption date of (i) the redemption price of such Security on July 15, 2017 (such redemption price being described in the second paragraph of Section 5 of the Securities, exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Security through July 15, 2017 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (b) the principal amount of such Security on such redemption date.

“Asset Disposition” means any sale, lease, transfer or other disposition, including the exclusive license of (or series of related sales, leases, transfers, dispositions or exclusive licenses) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(b) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of clauses (a), (b) and (c) above,

(i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(ii) for purposes of Section 4.06 only, (x) a disposition that constitutes a Restricted Payment or Permitted Investment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04 and (y) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01;

(iii) a disposition of assets with a Fair Market Value of less than $15,000,000;

(iv) a disposition of cash, or Temporary Cash Investments;

(v) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(vi) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(vii) disposals or replacements of obsolete, worn out, uneconomical or surplus property or equipment;

(viii) sales by the Company or Restricted Subsidiaries of Securitization Assets to one or more Securitization Vehicles in Securitizations; provided that (A) each such Securitization is effected on market terms, (B) the aggregate amount of Third Party Interests in respect of all such Securitizations shall not exceed $200,000,000 at any time outstanding, (C) the aggregate amount of the Sellers’ Retained Interests in such Securitizations does not exceed an amount at any time outstanding that is customary for similar transactions and (D) the proceeds to each such Securitization Vehicle from the issuance of Third Party Interests are applied substantially simultaneously with the receipt thereof to the purchase from the Company or its Restricted Subsidiaries of Securitization Assets;

(ix) dispositions of assets subject to any casualty or condemnation proceeding (including in lieu thereof);

(x) dispositions of Investments in joint ventures (other than NCR Manaus) to the extent required by, or made pursuant to customary buy/sell arrangements between joint venture parties set forth in joint venture arrangements and similar binding arrangements and, to the extent made pursuant to the requirements of the

Brazil Shareholders’ Agreement, any sale or disposition of NCR Manaus to Scopus Industrial S/A or its Affiliates or designees upon their exercise of call rights under such agreement;

(xi) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries; and

(xii) the transfer of pension assets in connection with the permanent settling of the related pension obligations in an arm’s-length transaction with a Person that is not an Affiliate of the Company (provided that such transaction is on commercially reasonable terms as reasonably determined in good faith by the Company).

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capital Lease Obligation.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(b) the sum of all such payments.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board or, in the case of a Person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.

“Brazil CMA” means the Contract Manufacturing Agreement dated as of July 26, 2011 by and between NCR Global Solutions Group, Ltd., an Irish limited company, and NCR Manaus, including the schedules thereto, as in effect on the Issue Date.

“Brazil Shareholders’ Agreement” means the Shareholders’ Agreement as attached as Schedule I to the Brazil Subscription Agreement, to be entered into by and among the Company, NCR Manaus, Scopus Industrial and Scopus Tecnologia on the Brazil Transaction Closing Date, including the schedules and exhibits thereto, as in effect on the Issue Date.

“Brazil Subscription Agreement” means the Equity Subscription Agreement dated as of July 26, 2011 by and among the Company, Scopus Industrial S/A, Scopus Tecnologia Ltda. and NCR Manaus, including the schedules thereto, as in effect on the Issue Date.

“Brazil Transaction Documents” means the Brazil CMA, the Brazil Shareholders’ Agreement and the Brazil Subscription Agreement.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.13, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company;

(b) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(c) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction following which (i) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (ii) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Securities and a Subsidiary of the transferor of such assets.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in the Preamble hereto until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in this Indenture and required by the TIA, each other obligor on the indenture securities.

“Company Order” means a written request in the name of the Company delivered to the Trustee and signed by one of the following officers of the Company: the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, the Treasurer or the Secretary.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the redemption date to July 15, 2017, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to July 15, 2017.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (b) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements of the Company are available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(a) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

(b) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for

such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(c) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(d) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

(e) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (c) or (d) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with such transactions or any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company

(including any determinations made in respect of Pro Forma Adjustments). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries (other than non-cash interest expense attributable to convertible indebtedness under Accounting Practices Bulletin 14-1 or any successor provision), plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

(a) interest expense attributable to Capital Lease Obligations, the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations;

(b) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(c) capitalized interest;

(d) non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark to mark valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense);

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing Incurred as Credit Facility Indebtedness;

(f) net payments pursuant to Hedging Obligations;

(g) the product of (i) all dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary, in each case, held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified

Stock) of the Company), times (ii) a fraction of the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Disqualified Stock or Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith); and

(h) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by a Lien on the assets of) the Company or any Restricted Subsidiary.

“Consolidated Leverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination (other than Indebtedness Incurred under clause (i) of the definition thereof) to (y) EBITDA for the most recent four consecutive fiscal quarters for which financial statements of the Company are available (the “Reference Period”); provided, however, that:

(a) if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness;

(b) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of such fiscal quarter or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (other than, in each case, Indebtedness Incurred under any revolving credit agreement), the aggregate amount of Indebtedness shall be calculated on a pro forma basis and EBITDA shall be calculated as if the Company or such Restricted Subsidiary had not earned the interest income, if any, actually earned during the Reference Period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(c) if since the beginning of the Reference Period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for the Reference Period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the Reference Period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for the Reference Period;

(d) if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets which constitutes all or substantially all of an operating unit of a business, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of the Reference Period; and

(e) if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Reference Period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (c) or (d) above if made by the Company or a Restricted Subsidiary during the Reference Period, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of the Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company (including any determinations made in respect of Pro Forma Adjustments). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent such Indebtedness was incurred solely for working capital purposes.

“Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(a) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(i) subject to the exclusion contained in clause (c) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (b) below); and

(ii) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income only to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(b) any net income of any Restricted Subsidiary, to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which approval has not been obtained or which approval cannot be obtained within 90 of days of a request for such approval (as reasonably determined in good faith by the Company)) or by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except that:

(i) subject to the exclusion contained in clause (c) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included (to the extent not already included therein) up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(ii) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included (to the extent not already included therein) in determining such Consolidated Net Income;

(c) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(d) extraordinary gains or losses;

(e) the cumulative effect of a change in accounting principles;

(f) any net after-tax gain (or loss) attributable to the early retirement or conversion of Indebtedness;

(g) amortization of non-cash pension expenses and any after-tax one-time gains or losses associated with lump sum payments (or transfers of financial assets) to defease pension and retirement obligations and after-tax mark-to-market gains and losses on pension plans and settlement/curtailment gains and losses thereon;

(h) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP;

(i) the effects of adjustments in the Company’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes;

(j) any increase to reserves for environmental liabilities except to the extent cash payments are made in respect of such liabilities from such increase; and

(k) the net income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Restricted Subsidiary that is not wholly owned by the Company to the extent such income or loss or such amounts are attributable to the non-controlling interest in such consolidated Restricted Subsidiary, in each case, for such period. Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.04(a)(iii)(D).

“Consolidated Secured Indebtedness” means, as of any date of determination, an amount equal to the Consolidated Total Indebtedness as of such date that is then secured by Liens on property or assets of the Company or any Restricted Subsidiary plus the aggregate additional Credit Facility Indebtedness that the Company could Incur as of such date pursuant to Section 4.03(b)(i)(A) (following any Termination Date, such determination shall be made as if such covenant was in effect at such time).

“Consolidated Secured Leverage Ratio” means, as of any date of determination the ratio of (a) Consolidated Secured Indebtedness to (b) the aggregate amount of EBITDA for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available, in each case with such pro forma adjustments to Consolidated Secured Indebtedness and EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio.

“Consolidated Total Indebtedness” means, as of any date determination, an amount equal to the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness Incurred under clause (i) of the definition thereof) on a consolidated basis plus, without duplication, the amount of Third Party Interests in respect of Securitizations, in each case, without giving effect to any accounting principle that results in the amount of any such Indebtedness to be below the stated principal amount of such Indebtedness.

“Credit Agreement” means that certain Credit Agreement dated as of August 22, 2011, as amended and restated as of August 22, 2012, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, including any related notes, guarantees and collateral documents.

“Credit Facilities” means one or more debt facilities (including the Credit Agreement), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) letters of credit or the issuance of securities, including any related notes, guarantees, collateral documents, instruments and agreement executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Foreign Asset Disposition” means an Asset Disposition by a Foreign Subsidiary, to the extent it consists of assets located in Brazil, China, Hungary, India or Russia, or the Capital Stock of a Person domiciled in such jurisdictions. In the case of a Designated Foreign Asset Disposition, the 365-day time period referred to in Section 4.06(a) shall be two years after the receipt of any Net Available Cash from such Designated Foreign Asset Disposition.

“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(a) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(c) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part,

in each case on or prior to the day that is 91 days after the Stated Maturity of the Securities; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable prior to such date shall be deemed to be Disqualified Stock; provided further, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset disposition” or a “change of control” (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that such Person may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provisions prior to compliance by such Person with Sections 4.06 and 4.08 and such repurchase or redemption complies with Section 4.04.

“EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(a) all income tax expense of the Company and its consolidated Restricted Subsidiaries; plus

(b) Consolidated Interest Expense; plus

(c) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period); plus

(d) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

less interest income and all non-cash items of income of the Company and its consolidated Restricted Subsidiaries (other than accruals of revenue by the Company and its consolidated Restricted Subsidiaries in the ordinary course of business);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non- cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without any prior governmental approval (or, if such approval is required, such approval has been obtained or can be obtained within 90 of days of a request for such approval (as reasonably determined in good faith by the Company)) and pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as reasonably determined in good faith by the chief financial officer, chief accounting officer or controller of the Company with respect to valuations not in excess of $25,000,000 or reasonably determined in good faith by the Board of Directors of the Company with respect to valuations equal to or in excess of $25,000,000, which determination shall be conclusive (unless otherwise provided in this Indenture).

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(b) statements and pronouncements of the Financial Accounting Standards Board;

(c) such other statements by such other entity as approved by a significant segment of the accounting profession; and

(d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC, except with respect to any reports or financial information required to be delivered pursuant to Section 4.02, which shall be prepared in accordance with GAAP as in effect on the date thereof. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

At any time after the Issue Date, the Company may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP in accordance with applicable laws and regulations, including those of the SEC, and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided, however, that any such election, once made, shall be irrevocable; provided further, however, that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the holders of the Securities.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Guarantee Agreement” means a supplemental indenture to this Indenture, substantially in the form of Exhibit C hereto and reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the Securities on the terms provided for in this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“IFRS” has the meaning specified in the definition of GAAP.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03:

(a) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(b) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;

(c) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness;

(d) changes in the principal amount of any Indebtedness that is denominated in a currency other than U.S. dollars solely as a result of fluctuations in exchange rates or currency values; and

(e) the reclassification of any outstanding Capital Stock as Indebtedness due to a change in accounting principles so long as such Capital Stock was issued prior to, and not in contemplation of, such accounting change shall not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(a) the principal in respect of (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(b) all Capital Lease Obligations and Synthetic Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(c) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(e) all Third Party Interests in respect of Securitizations of such Person or its Subsidiaries;

(f) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

(g) all Guarantees by such Person of obligations of the type referred to in clauses (a) through (f) or dividends of other Persons;

(h) all obligations of the type referred to in clauses (a) through (g) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

(i) to the extent not otherwise included in this definition, the net Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time.

The amount of any Preferred Stock that has a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Preferred Stock as if such Preferred Stock were redeemed, repaid or repurchased on any date on which the amount of such Preferred Stock is to be determined pursuant to this Indenture; provided, however, that if such Preferred Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be calculated as of the first date thereafter on which such Preferred Stock could be required to be so redeemed, repaid or repurchased. If any Preferred Stock does not have a fixed redemption, repayment or repurchase price, the amount of such Preferred Stock shall be its maximum liquidation value.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by the Company or any Subsidiary, including inventions, designs, patents, copyrights, trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other similar data or information, software and databases and all embodiments or fixations thereof and related documentation, all additions, improvements and accessions to any of the foregoing and all registrations for any of the foregoing.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto shall be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided in this Indenture, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.04:

(a) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (i) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” means (a) a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BB+ (or equivalent) by Standard and Poor’s or (b) a rating equal to or higher than BBB- (or equivalent) by Standard and Poor’s and Ba1 (or equivalent) by Moody’s, in each case with a stable outlook.

“Issue Date” means September 17, 2012.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any priority of any kind (including any conditional sale, capital lease or other title retention agreement) real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that in no event shall an operating lease be deemed to constitute a Lien. A Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“NCR Manaus” means NCR BRASIL – INDÚSTRIA DE EQUIPAMENTOS PARA AUTOMAÇÃO LTDA., a Brazilian limited liability company, and, upon and following its conversion to a Brazilian corporation as set forth in the Brazil Transaction Documents, NCR BRASIL – INDÚSTRIA DE EQUIPAMENTOS PARA AUTOMAÇÃO S.A., a Brazilian corporation.

“Net Available Cash” from an Asset Disposition means cash payments and the Fair Market Value of any Temporary Cash Investments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities (other than Temporary Cash Investments) received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(a) all legal, accounting and investment banking fees, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes paid or payable, as consequence of such Asset Disposition (including, in the case of a Designated Foreign Asset Disposition, any taxes imposed by withholding or otherwise arising from the repatriation of cash associated with such Designated Foreign Asset Disposition (after taking into account and giving effect to any deductions, losses, credits and similar tax attributes arising from such Designated Foreign Asset Disposition)), as determined before taking into account the application of any deductions, losses, credits and similar tax attributes (other than those deductions, losses, credits and attributes arising from such Asset Disposition);

(b) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(c) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

(e) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash shall be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock or Indebtedness, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

“Offering Memorandum” means the Offering Memorandum dated as of September 12, 2012 related to the offer and sale of the Securities.

“Officer” means the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, the Treasurer, the Assistant Treasurer, the Secretary or any Assistant Secretaries of the Company. Officer of any Subsidiary has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers, at least one of whom must be the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, the Treasurer or the Secretary.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee (who may be an employee of or counsel to the Company or the Trustee).

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Company’s common stock underlying Convertible Debt purchased by the Company in connection with the bona fide issuance of such Convertible Debt (other than to the Company or any of its Affiliates); provided that the purchase price for such Permitted Bond Hedge Transaction, less the cash proceeds received by the Company from the sale of any related Permitted Warrant Transaction, does not exceed the net cash proceeds received by the Company from the sale of such Convertible Debt issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Convertible Debt Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(a) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(b) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

(c) cash and Temporary Cash Investments;

(d) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(f) loans or advances to directors and employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

(g) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(h) any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) an Asset Disposition as permitted pursuant to Section 4.06 or (ii) a disposition of assets not constituting an Asset Disposition;

(i) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (i) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (ii) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(j) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(k) any Person to the extent such Investments consist of Hedging Obligations or Guarantees of Indebtedness otherwise permitted under Section 4.03;

(l) any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(m) any Person to the extent the payment for such Investment consists solely of an issuance of Capital Stock (other than Disqualified Stock) of the Company; provided, however, that such issuance of Capital Stock shall not increase the amount available for Restricted Payments under Section 4.04(a)(iii);

(n) any Person to the extent such Investment consists of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(o) any Person to the extent such Investment consists of guarantees of performance obligations of Foreign Subsidiaries under service contracts entered into in the ordinary course of business in accordance with Section 4.03;

(p) any Person to the extent such Investments consist of extensions of trade credit in the ordinary course of business;

(q) any Person to the extent such Investments consist of Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary after the Issue Date in accordance with Section 5.01, in each case, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r) any Person to the extent such Investments consist of cash earnest money deposits required to be made by the Company or any Restricted Subsidiary in connection with a purchase agreement, letter of intent or other acquisitions permitted under this Indenture;

(s) joint ventures or Unrestricted Subsidiaries to the extent such Investments, when taken together with all other Investments made pursuant to this clause (s) (including the Fair Market Value of any assets transferred thereto), do not exceed the greater of (x) $150,000,000 and (y) 3% of Total Assets.; provided, however, that at the time of, and after giving effect thereto, no Default shall have occurred and be continuing or would occur as a consequence thereof; and

(t) any Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (t) and outstanding on the date such Investment is made, do not exceed the greater of (x) $150,000,000 and (y) 3% of Total Assets.

For purposes of this definition, in the event that a proposed Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clauses (a) through (t) above, the Company shall be entitled to classify (but not reclassify) such Investment (or portion thereof) in one or more of such categories set forth above).

“Permitted Liens” means, with respect to any Person:

(a) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation (and pledges and deposits made in respect of letters of credit, surety bonds, bank guarantees or similar instruments supporting such obligations), or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or pledges or deposits to secure the performance of bids, trade contracts, leases, surety or appeal bonds, performance bonds or similar instruments (and pledges and deposits made in respect of letters of credit, surety bonds, bank guarantees or similar instruments supporting such obligations) to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(b) Carriers’, warehousemen’s and mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, in each case for sums not overdue by more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by such Person in excess of those required by applicable banking regulations;

(c) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; provided further that in the event Purchase Money Indebtedness is owed to any Person with respect to the financing of more than one purchase of any such property, plant or equipment, such Liens may secure all such Purchase Money Indebtedness and may apply to all such property, plant or equipment financed by such Person;

(g) Liens to secure Credit Facility Indebtedness;

(h) Liens existing on the Issue Date;

(i) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person (other than a Lien Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person (other than a Lien Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person or any of its Subsidiaries acquired such property); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than, in the case of any merger or consolidation, the assets of any such Person or Restricted Subsidiary that is a party thereto or any assets and property affixed or appurtenant thereto);

(k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

(l) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Indenture;

(m) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (h), (i) or (j); provided, however, that:

(i) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (f), (h), (i) or (j) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(n) Liens Incurred to secure cash management services in the ordinary course of business;

(o) Customary rights and restrictions on Capital Stock or assets in connection with the sale or transfer of any such Capital Stock or assets in a transaction permitted under Section 4.06 that are customarily included in agreements relating to such sale or transfer pending the completion thereof;

(p) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(q) Liens on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement in connection with a transaction permitted under this Indenture;

(r) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by such Person in the ordinary course of business;

(s) interests or title of a lessor under a lease (other than a Capital Lease) entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(t) Liens deemed to exist in connection with Investments in repurchase agreements that are Permitted Investments;

(u) Liens on property of any Subsidiary that is not a Subsidiary Guarantor, which Liens secure Indebtedness of such Subsidiary permitted under Section 4.03;

(v) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by any of the Subsidiaries in the ordinary course of business;

(w) Liens in favor of any Securitization Vehicle or any collateral agent for holders of Third Party Interests on Securitization Assets transferred or purported to be transferred to such Securitization Vehicle in connection with Securitizations permitted by Section 4.06;

(x) leases, licenses, subleases or sublicenses, including non-exclusive software licenses, granted to others in the ordinary course of business that do not interfere in any material respect with the business of the Company and the Restricted Subsidiaries, taken as a whole, or secure any Indebtedness;

(y) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; encumbrances or restrictions set forth in the organizational documents (or any related joint venture, shareholders’ or similar agreement) of any non Wholly Owned Subsidiary or any Person that is not a Subsidiary in respect of their respective Capital Stock; and

(z) other Liens securing Indebtedness in an aggregate amount not to exceed $100,000,000 outstanding at any time.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Company’s common stock sold by the Company substantially concurrently with any purchase by the Company of a related Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Post -Acquisition Period” means, with respect to any acquisition or any disposition, the period beginning on the date such transaction is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such transaction is consummated.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, the pro forma increase or decrease in EBITDA (including the portion thereof attributable to any assets (including Capital Stock) sold or acquired) projected by the Company in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of the assets acquired with the operations of the Company and the Restricted Subsidiaries or the applicable Asset Disposition, provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to EBITDA, that such cost savings shall be realizable during the entirety, or such additional costs, as applicable, shall be incurred during the entirety of such Test Period, provided further that any such pro forma increase or decrease to EBITDA shall be without duplication for cost savings or additional costs already included in EBITDA for such Test Period.

“Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations and Synthetic Lease Obligations) (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed or (b) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements, in the ordinary course of business; provided, however, that (x) such Indebtedness is Incurred within 180 days after such acquisition of such assets and (y) the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such asset.

“Qualified Capital Stock” of a Person means Capital Stock of such Person other than Disqualified Capital Stock; provided, however, that such Capital Stock shall not be deemed Qualified Capital Stock to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (a) borrowed from such Person or any Subsidiary of such Person or (b) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Capital stock refers to Qualified Capital Stock of the Company.

“Qualified Equity Offering” means any public issuance and sale of the Company’s common stock by the Company. Notwithstanding the foregoing, the term “Qualified Equity Offering” shall not include:

(a) any issuance and sale with respect to common stock registered on Form S-4 or Form S-8; or

(b) any issuance and sale to any Subsidiary of the Company.

“Quotation Agent” means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

“Rating Agency” means Standard & Poor’s, a division of the McGraw Hill Companies, Inc. and Moody’s Investors Service, Inc. or if Standard & Poor’s, a division of the McGraw Hill Companies, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s, a division of the McGraw Hill Companies, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(a) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(b) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(c) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus accrued and unpaid interest and any related fees and expenses in connection with such Refinancing, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(d) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities on terms no less favorable in any material respect to the Holders than the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (i) Indebtedness of a Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company or a Subsidiary Guarantor or (ii) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means (a) with respect to the Original Securities issued on the Issue Date, the Registration Rights Agreement dated September 17, 2012, among the Company, the Subsidiary Guarantors and the Initial Purchasers and (b) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Related Business” means any business conducted or proposed to be conducted (as described in the Offering Memorandum) by the Company and its Restricted Subsidiaries on the Issue Date and other businesses reasonably ancillary, complementary or related thereto or reasonable extensions or expansions thereof.

“Restricted Payment” with respect to any Person means:

(a) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (i) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (ii) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (iii) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(b) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(c) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (i) from the Company or a Restricted Subsidiary or (ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(d) the making of any Investment (other than a Permitted Investment) in any Person.

The amount of any Restricted Payment if made otherwise than in cash shall be Fair Market Value of the assets subject thereto.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person or its Affiliates.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization” means any transaction or series of transactions entered into by the Company or its Subsidiaries pursuant to which the Company or such Subsidiaries sell, convey or otherwise transfer to a Securitization Vehicle Securitization Assets owned by them, and which Securitization Vehicle finances the acquisition of such Securitization Assets (a) with proceeds from the issuance of Third Party Interests, (b) with Sellers’ Retained Interests or (c) with proceeds from the sale or collection of Securitization Assets previously purchased by such Securitization Vehicle, in each case in a manner that does not result in the incurrence by the Company or the Subsidiaries of any other Indebtedness, including in respect of Guarantees, with recourse to the Company, the Subsidiaries or their assets (other than recourse solely against the Company’s or such Subsidiaries’ retained interest in the limited purpose financing vehicle which finances the acquisition of the relevant financial assets and cash flows or residual values related thereto).

“Securitization Assets” means any accounts receivable owed to the Company or a Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract rights) which are of the type customarily transferred in connection with securitizations of accounts receivable and which are sold, transferred or otherwise conveyed by the Company or such Subsidiary to a Securitization Vehicle in connection with a Securitization permitted by Section 4.06.

“Securitization Vehicle” means (a) a Person that is a wholly owned, bankruptcy remote Subsidiary formed for the purpose of effecting one or more Securitizations and to which the Company or its Subsidiaries transfer Securitization Assets and which, in connection therewith, issues Third Party Interests and (b) any special purpose Subsidiary formed for the sole purpose of purchasing Securitization

Assets from the Company and other Subsidiaries in transactions intended to be “true sales” and selling such Securitization Assets to a Securitization Vehicle of the type referred to in clause (a); provided that any such Securitization Vehicle shall engage in no business other than the purchase of Securitization Assets pursuant to Securitizations permitted by Section 4.06 the issuance of Third Party Interests or other funding of such Securitizations and activities reasonably related thereto.

“Sellers’ Retained Interests” means the debt or equity interests held by a Restricted Subsidiary in a Securitization Vehicle to which Securitization Assets have been transferred in a Securitization permitted by Section 4.06, including any such debt or equity received in consideration for the Securitization Assets transferred.

“Senior Indebtedness” means with respect to any Person:

(a) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(b) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (a) above unless, in the case of clauses (a) and (b), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Securities or the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Company or any Subsidiary of the Company;

(b) any liability for Federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Capital Stock;

(e) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

(f) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture;

(g) any Indebtedness, which, when Incurred and without respect to any election under Section 111(b) of Title 11, United States Code, is without recourse to such Person;

(h) any Indebtedness of or amounts owed by such Person for compensation to employees or for services rendered to another Person; and

(i) Indebtedness of such Person to a Subsidiary or any other Affiliate or any such Affiliate’s Subsidiaries.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC and, for purpose of determining whether an Event of Default has occurred, any group of Restricted Subsidiaries that combined would be such a Significant Subsidiary.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a) such Person;

(b) such Person and one or more Subsidiaries of such Person; or

(c) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Securities pursuant to the terms of this Indenture.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of real or personal property, or a combination thereof, (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease (determined, in the case of a Synthetic Lease providing for an option to purchase the leased property, as if such purchase were required at the end of the term thereof) that would appear on a balance sheet of such Person prepared in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations. For purposes of Section 4.13, a Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Temporary Cash Investments” means any of the following:

(a) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(b) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company (which may include the Trustee) which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s Investors Service, Inc. or “A-1” (or higher) according to Standard and Poor’s Ratings Group;

(e) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s Ratings Group or “A” by Moody’s Investors Service, Inc.;

(f) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (a) through (e) above; and

(g) to the extent held by a Foreign Subsidiary, other short-term Investments utilized by such Foreign Subsidiary in accordance with normal investment practices for cash management in Investments of a type analogous to those described in clauses (a) through (f) of this definition.

“Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of the Company then last ended.

“Third Party Interests” means, with respect to any Securitization, notes, bonds or other debt instruments, beneficial interests in a trust, undivided ownership interests in receivables or other securities issued for cash consideration by the relevant Securitization Vehicle to banks, financing conduits, investors or other financing sources (other than the Company and the Subsidiaries) the proceeds of which are used to finance, in whole or in part, the purchase by such Securitization Vehicle of Securitization Assets in a Securitization. The amount of any Third Party Interests at any time shall be deemed to equal the aggregate principal, stated or invested amount of such Third Party Interests which are outstanding at such time.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture.

“Total Assets” means, as of any date of determination, the total assets of the Company and its Restricted Subsidiaries as shown on the most recently prepared consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which such balance sheet is available, prepared on a consolidated basis in accordance with GAAP, with such pro forma adjustments for transactions consummated on or prior to or simultaneously with the date of the calculation as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to July 15, 2017, provided, however, that if the average life to July 15, 2017, of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life to July 15, 2017, of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” has the meaning given to it in the Preamble hereto until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means the President, Global Corporate Trust Services, or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(b) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (i) the Company could Incur the Indebtedness of such Unrestricted Subsidiary under Section 4.03 (such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any Indebtedness of such Unrestricted Subsidiary) and (ii) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination. Except as described under Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or if a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount shall be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.07(a)
“Applicable Premium Deficit”	8.01(a)
“Asset Disposition Offer”	4.06(b)
“Appendix”	Preamble
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.08(b)
“covenant defeasance option”	8.01(b)
“Coverage Indebtedness”	4.03(a)
“Credit Facility Indebtedness”	4.03(b)(i)
“Custodian”	6.01
“Definitive Security”	Appendix A
“Event of Default”	6.01
“Excess Proceeds”	4.06(b)
“Exchange Securities”	Preamble
“Global Securities”	Appendix A
“Guaranteed Obligations”	10.01(a)
“incorporated provision”	11.01
“Initial Lien”	4.13
“Initial Securities”	Preamble

Term	Defined in Section
“legal defeasance option”	8.01(b)
“Legal Holiday”	11.08
“Offer Amount”	4.06(c)(ii)
“Offer Period”	4.06(c)(ii)
“Original Securities”	Preamble
“Paying Agent”	2.03(a)
“Permitted Indebtedness”	4.03(b)
“Purchase Date”	4.06(c)(i)
“protected purchaser”	2.07
“Registration Rights Agreement”	Appendix A
“Registered Exchange Offer”	Appendix A
“Registrar”	2.03(a)
“Securities”	Preamble
“Securities Custodian”	Appendix A
“Successor Company”	5.01(a)(i)
“Termination Date”	4.15
“Trustee indemnified party”	7.07

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities and the Subsidiary Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, the Subsidiary Guarantors and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) provisions apply to successive events and transactions;

(g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h) any reference to an “Article”, “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(i) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(j) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(k) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(l) all references to the date the Securities were originally issued shall refer to the Issue Date.

ARTICLE 2

The Securities

SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (a) Original Securities and the Trustee’s certificate of authentication and (b) any Additional Securities (if issued as Transfer Restricted Securities) and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and any Additional Securities issued other than as Transfer Restricted Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Subsidiary Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $2,000 and whole multiples of $1,000 in excess thereof. The terms of the Securities set forth in the Appendix and Exhibits hereto are part of the terms of this Indenture. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

SECTION 2.02. Execution and Authentication. One Officer of the Company shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $600,000,000 of 5.000% Senior Notes due 2022 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Additional Securities in an aggregate principal amount specified in a Company Order. Such Company Order shall specify the amount of the Additional Securities to be authenticated and the date on which the issue of Additional Securities is to be authenticated and shall certify that such issuance is in compliance with Section 4.03. The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar and Paying Agent. (a) The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”), in each case in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and (ii) the Securities Custodian with respect to the Global Securities.

(b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

(c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

SECTION 2.04. Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest and Additional Interest (if any) on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, interest and Additional Interest (if any) when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest and Additional Interest (if any) on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s or co-registrar’s request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06 (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.08 and 9.05). The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

Prior to the due presentation for registration of transfer of any Security, the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent, the Registrar and any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to Section 2 of the Securities) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Subsidiary Guarantor, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform

Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional Obligation of the Company.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 11.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, interest and Additional Interest, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of cancelled Securities other than pursuant to the terms of this Indenture.

SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.13. Issuance of Additional Securities. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance, issue price, original interest accrual date and original interest payment date. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase; provided, however, that in the event that any Additional Securities are not fungible with the Securities for U.S. Federal income tax purposes, such nonfungible Additional Securities shall be issued with a separate CUSIP or ISIN number so that they are distinguishable from the Securities.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Company is relying on to issue such Additional Securities; and

(b) the issue price, the issue date and the CUSIP number of such Additional Securities; and

(c) whether such Additional Securities shall be Initial Securities or shall be issued in the form of Exchange Securities as set forth in Exhibit B hereto.

ARTICLE 3

Redemption

SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

The Company shall give each notice to the Trustee provided for in this Section 3.01 at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption shall comply with the conditions herein. Any such notice may be canceled by written notice of the Company to the Trustee at any time prior to notice of such redemption being mailed to any Holder pursuant to Section 3.03 and shall thereby be void and of no effect.

SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis to the extent practicable, unless another method is required by law or applicable exchange or depositary requirements. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 or a whole multiple of $1,000 in excess thereof, to the extent practicable. The Company shall redeem Securities in principal amounts of $2,000 or less in whole and not in part, to the extent practicable. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. If the Securities are being redeemed other than on a pro rata basis, the Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with the provisions of this Indenture.

The notice shall identify the Securities to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued interest to the redemption date;

(iii) the name and address of the Paying Agent;

(iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(v) if fewer than all the outstanding Securities are to be redeemed (and if other than on a pro rata basis), the identification numbers and principal amounts (which amounts may be stated as a ratio of the amount to be redeemed per $1,000 principal amount outstanding) of the particular Securities to be redeemed;

(vi) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN or “Common Code” number, if any, listed in such notice or printed on the Securities.

(b) At the Company’s request, upon written notice provided to the Trustee at least 45 days prior to the redemption date, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03 and a copy of the proposed notice of redemption to be mailed to the Holders.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed pursuant to Section 3.03, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, Applicable Premium, if any, and Additional Interest, if any, to, but not including, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest, Applicable Premium, if any, and Additional Interest, if any, shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, Applicable Premium, if any, and Additional Interest, if any, on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest, Applicable Premium, if any, and Additional Interest, if any, on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

Covenants

SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest, Applicable Premium, if any, and Additional Interest, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, interest, Applicable Premium, if any, and Additional Interest, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest and overdue Applicable Premium, if any, and overdue Additional Interest, if any, at the same rate to the extent lawful.

SECTION 4.02. SEC Reports. (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (subject to the first sentence of 4.02(b)), and promptly after such filing provide the Trustee (and Holders, to the extent not publicly available on the SEC’s EDGAR system or the Company’s website) with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports.

(b) If, at any time after the Company was subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act as a U.S. corporation, even if the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in Section 4.02(a) with the SEC within the time periods required unless the SEC shall not accept such a filing. The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC shall not accept such filings for any reason, the Company shall post the reports specified in the preceding sentence on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

(c) At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.02(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s discussion and analysis of financial condition and results of operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(d) In addition, at any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Holders and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act.

SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio would have been at least 2.0 to 1.0 (any such Indebtedness Incurred pursuant to this clause (a) being herein referred to as “Coverage Indebtedness”).

(b) Section 4.03(a) shall not prohibit the incurrence of the following Indebtedness (any such Indebtedness Incurred pursuant to this clause (b) being herein referred to as “Permitted Indebtedness”):

(i) Indebtedness Incurred by the Company pursuant to any Credit Facility (including the Credit Agreement); provided, however, that, after giving effect to any such Incurrence, (A) the aggregate principal amount of all Indebtedness Incurred under this Section 4.03(b)(i) and then outstanding does not exceed $1,900,000,000 or (B) the Company’s Consolidated Secured Leverage Ratio would not exceed 2.5 to 1.0 (any such Indebtedness Incurred pursuant to this Section 4.03(b)(i) being herein referred to as “Credit Facility Indebtedness”);

(ii) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee;

(iii) the Securities, the Subsidiary Guarantees and the Exchange Securities (other than any Additional Securities) and the guarantees thereof;

(iv) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness described in Sections 4.03(b)(i), (b)(ii) or (b)(iii));

(v) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company or a Restricted Subsidiary); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, either (x) the Company would have been entitled to Incur at least $1.00 of Coverage Indebtedness pursuant to Section 4.03(a) or (y) the Consolidated Coverage Ratio would have been greater than the Consolidated Coverage Ratio immediately prior to such acquisition;

(vi) Refinancing Indebtedness in respect of any Coverage Indebtedness or any Permitted Indebtedness Incurred pursuant to Sections 4.03(b)(iii), (b)(iv), (b)(v) or (b)(vi);

(vii) Hedging Obligations incurred in the ordinary course of business designed to manage interest rates or interest rate risk or to protect against fluctuations in currency exchange rates, and not for the purpose of speculation;

provided, however, that in the case of Hedging Obligations relating to interest rates, (A) such Hedging Obligations relate to payment obligations in respect of Indebtedness otherwise permitted to be Incurred by this covenant and (B) the notional principal amount of such Hedging Obligations at the time Incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(viii) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(ix) (A) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of its Incurrence and (B) Indebtedness owed by the Company or any Subsidiary pursuant to intercompany cash pooling arrangements in the ordinary course of business and consistent with past practices

(x) the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary that was permitted to be Incurred by another provision of this covenant; provided, however, that if the Indebtedness being guaranteed is subordinated to or pari passu with the Securities, then the Guarantee thereof Incurred pursuant to this Section 4.03(b)(x) shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness being Guaranteed;

(xi) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not in excess of the greater of (x) $600,000,000 and (y) 12% of Total Assets;

(xii) Indebtedness of the Company or any Restricted Subsidiary in the form of purchase price adjustments, earn-outs or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any acquisition or any other Investment;

(xiii) Indebtedness in respect of Third Party Interests issued by Securitization Vehicles in Securitizations in an aggregate amount at any time outstanding not in excess of $200,000,000, and Indebtedness consisting of representations, warranties, covenants and indemnities made by, and repurchase and other obligations of, the Company or a Restricted Subsidiary in connection with Securitizations, in each case, permitted by Section 4.06; provided that such representations, warranties, covenants, indemnities and repurchase and other obligations are of the type customarily included in securitizations of accounts receivable intended to constitute true sales of such accounts receivable;

(xiv) Purchase Money Indebtedness Incurred to finance the acquisition, construction or improvement by the Company or a Restricted Subsidiary of assets in the ordinary course of business, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this Section 4.03(b)(xiv) and then outstanding, does not exceed the greater of (x) $150,000,000 and (y) 3% of Total Assets; and

(xv) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the date of such Incurrence and incurred pursuant to this Section 4.03(b)(xv) does not exceed the greater of (x) $150,000,000 and (y) 3% of Total Assets.

(c) For purposes of determining compliance with this Section 4.03:

(i) any Indebtedness outstanding on the Issue Date under the Credit Agreement on the Issue Date shall be treated as Incurred on the Issue Date under Section 4.03(b)(i);

(ii) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness in one of the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and shall only be required to include the amount and type of such Indebtedness in one of the above clauses;

(iii) the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in this Section 4.03 and, in that connection, the Company shall be entitled to treat a portion of such Indebtedness as Coverage Indebtedness and the balance of such Indebtedness as an item or items of Permitted Indebtedness; and

(iv) any Permitted Indebtedness originally classified as Incurred pursuant to one of the clauses in Section 4.03(b) (other than pursuant to Sections 4.03(b)(i) or (b)(ii)) may later be reclassified by the Company such that it shall be deemed as having been Incurred as Coverage Indebtedness pursuant to Section 4.03(a) or as Permitted Indebtedness pursuant to another clause in Section 4.03(b), as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant thereto at the time of such reclassification.

(d) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent, as appropriate, of the Indebtedness Refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (ii) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess, as appropriate, shall be determined on the date such Refinancing Indebtedness is Incurred.

SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(i) a Default shall have occurred and be continuing (or would result therefrom);

(ii) the Company is not entitled to Incur an additional $1.00 of Coverage Indebtedness pursuant to Section 4.03(a); or

(iii) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B) 100% of the aggregate Net Cash Proceeds or Fair Market Value of any asset (other than cash) received by the Company either (x) from the issuance or sale of its Qualified Capital Stock subsequent to the Issue Date or (y) as a contribution in respect of its Qualified Capital Stock from its shareholders subsequent to the Issue Date, but excluding in each case any Net Cash Proceeds that are used to redeem Securities in accordance with the third paragraph under Section 5 of the Securities; plus

(C) the amount by which the principal amount of Indebtedness of the Company (other than Indebtedness owing to a Subsidiary) is reduced upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Qualified Capital Stock of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(D) an amount equal to the sum of (x) the aggregate amount of cash and the Fair Market Value of any asset (other than cash) received by the Company or any Restricted Subsidiary subsequent to the Issue Date with respect to Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person (other than the Company or any Restricted Subsidiary) and resulting from repurchases, repayments or redemptions of such Investments by such Person, or proceeds realized on the sale of such Investment, and (y) in the event that the Company redesignates an Unrestricted Subsidiary to be a Restricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary (other than to the extent the Company’s Investment in such Unrestricted Subsidiary constituted a Permitted Investment); provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b) The provisions of Section 4.04(a) shall not prohibit:

(i) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Capital Stock of the Company or a substantially concurrent cash capital contribution received by the Company from its shareholders with respect to its Qualified Capital Stock; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(iii)(B);

(ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to Section 4.03, so long as:

(1) the principal amount of such Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Obligations being so purchased, repurchased, redeemed, defeased or acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Obligations being so purchased, repurchased, redeemed, defeased or acquired or retired and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(2) such Indebtedness is subordinated to the Securities or the applicable Guarantee at least to the same extent as such Subordinated Obligations so purchased, repurchased, redeemed, defeased or acquired or retired for value;

(3) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Obligations being so purchased, repurchased, redeemed, defeased or acquired or retired; and

(4) such Indebtedness has a weighted average life to maturity equal to or greater than the remaining weighted average life to maturity of the Subordinated Obligations being so purchased, repurchased, redeemed, defeased or acquired or retired;

provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value pursuant to this Section 4.04(b)(ii) shall be excluded in the calculation of the amount of Restricted Payments;

(iii) the payment of any dividend, distribution or redemption of any Capital Stock or Subordinated Indebtedness within 60 days after the date of declaration thereof or call for redemption if, at such date of declaration or call for redemption, such payment or redemption was permitted by Section 4.04(a) (the declaration of such payment shall be deemed a Restricted Payment under Section 4.04(a) as of the date of declaration and the payment itself shall be deemed to have been paid on such date of declaration and shall not also be deemed a Restricted Payment under Section 4.04(a)) provided, however, that any Restricted Payment made in reliance on this Section 4.04(b)(iii) shall reduce the amount available for Restricted Payments pursuant to Section 4.04(a)(iii) only once;

(iv) so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of the Company or any of its Subsidiaries held by any officers, former officers, employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such officers, former officers, employees, former employees, directors or former directors), pursuant to any management equity plan or employee stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancellation of Indebtedness) shall not exceed $10,000,000 in the aggregate for any fiscal year; provided further that the Company may carry over and make in a subsequent fiscal year, in addition to the amounts permitted for such fiscal year, the amount of such purchases, redemptions or other acquisitions or retirements permitted to have been made but not made in the preceding fiscal years; provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(v) the declaration and payments of dividends on Disqualified Stock issued pursuant to Section 4.03; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(vi) repurchases of Capital Stock deemed to occur (A) upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options or (B) for purposes of satisfying any required tax withholding obligation upon the exercise or vesting of a grant or award that was granted or awarded to an employee; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(vii) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation contained in this Section 4.04 (as reasonably determined in good faith by the Company); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(viii) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Securities as a result of such Change of Control and has repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments;

(ix) Restricted Payments in an aggregate amount which, when taken together with all Restricted Payments made pursuant to this Section 4.04(b)(ix), does not exceed $50,000,000; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments;

(x) the making of any Restricted Payments if, at the time of making such payments, and after giving effect thereto (including the Incurrence of any Indebtedness permitted to be Incurred pursuant to Section 4.03 to finance such payment), the Company’s Consolidated Leverage Ratio would not exceed 2.25 to 1.0; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be included in the calculation of the amount of Restricted Payments and shall not reduce the amount available for Restricted Payments pursuant to Section 4.04(a)(iii) above to be less than $0;

(xi) payments of intercompany subordinated Permitted Indebtedness, the Incurrence of which was permitted under Section 4.03(b)(ii); provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payment;

(xii) so long as no Default has occurred and is continuing, to the extent constituting a Restricted Payment, cash settlement of any Permitted Convertible Debt Call Transaction; provided, however, that such cash settlement shall be included in the calculation of the amount of Restricted Payments; or

(xiii) the declaration and payment of any dividend in respect of the Capital Stock of the Company or the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Capital Stock of the Company held by any Person, in an amount not to exceed $50,000,000 in the aggregate for any fiscal year; provided, however, that the Company may carry over and make in a subsequent fiscal year, in addition to the amounts permitted for such fiscal year, the amount of such dividends, purchases, repurchases, redemptions, defeasances or other acquisitions or retirements permitted to have been made but not made in the preceding fiscal years; provided further, however, that such dividends, payments, purchases, repurchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments.

SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

(i) with respect to clauses (a), (b) and (c):

(A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including the Credit Agreement in effect on the Issue Date, this Indenture, the Securities and the Guarantees);

(B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Sections 4.05(i)(A) or (B) or this clause (C) or contained in any amendment to an agreement referred to in Section 4.05(i)(A) or (B) or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Company (as reasonably determined by the Company in good faith) than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(D) any encumbrance or restriction with respect to (i) a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary or (ii) a business unit, division, product line or line of business or other assets in a transaction permitted under Section 4.06, in each case pending the closing of such sale or disposition;

(E) any encumbrance or restriction pursuant to applicable law, rule, regulation or order

(F) provisions contained in any approval, license or permit with a regulatory authority, in each case entered into the ordinary course of business;

(G) restrictions on cash, cash equivalents, Temporary Cash Investments or other deposits or net worth imposed under contracts entered into the ordinary course of business, including such restrictions imposed by customers or insurance, surety or bonding companies;

(H) any encumbrance or restriction with respect to a Foreign Subsidiary entered into the ordinary course of business or pursuant to the terms of Indebtedness that was Incurred by such Foreign Subsidiary in compliance with the terms of this Indenture;

(I) provisions contained in any license, permit or other accreditation with a regulatory authority entered into the ordinary course of business;

(J) provisions in agreements or instruments which prohibits the payment or making of dividends or other distributions other than on a pro rata basis;

(K) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered in the ordinary course of business (including in the case of NCR Manaus, restrictions and conditions set forth in the Brazil Transaction Documents); and

(L) any encumbrance or restriction contained in the terms of any agreement under which Indebtedness is permitted to be Incurred after the Issue Date pursuant to Section 4.03 if (x) either (i) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement or (ii) the Company reasonably determines in good faith at the time any such Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction shall not materially affect the Company’s ability to make principal or interest payments on the Securities and any other Indebtedness that is an obligation of the Company and (y) the encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable financings or agreements (as reasonably determined by the Company in good faith).

(ii) with respect to clause (c) only:

(A) any encumbrance or restriction consisting of customary provisions in leases and other agreements to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

(C) any encumbrance or restriction contained in any Secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.03 and 4.13 that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(D) any encumbrance or restriction contained in any agreement relating to Purchase Money Indebtedness permitted by Section 4.03 if such restrictions or conditions apply only to the assets securing such Indebtedness; and

(E) any encumbrance or restriction consisting of customary non-assignment provisions in a lease, license or similar contract, in each case entered into in the ordinary course of business.

SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition; and

(ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments.

Within 365 days after the receipt of any Net Available Cash from such Asset Disposition (or, in the case of a Designated Foreign Asset Disposition, within the time period specified in the definition thereof), the Company or the applicable Restricted Subsidiary, as the case may be, shall apply the Net Available Cash from such Asset Disposition:

(A) to reduce the outstanding principal amount of Credit Facility Indebtedness;

(B) to reduce the outstanding principal amount of any other Senior Indebtedness of the Company or a Subsidiary Guarantor; provided, however, that to the extent the Company or such Subsidiary Guarantor repays any such other Senior Indebtedness, the Company shall equally and ratably reduce the principal amount of Securities outstanding, through open-market purchases or through redemption, or shall offer (in accordance with the procedures set forth in Section 4.06(b)) to all Holders to purchase their Securities at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, in an aggregate principal amount which, if the offer were accepted, would result in such reduction;

(C) to reduce the outstanding principal amount of Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor;

(D) to acquire Additional Assets; or

(E) to make capital expenditures that are used or useful in a Related Business,

in the case of clauses (A), (B), and (C) other than Indebtedness owed to the Company or an Affiliate of the Company.

Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.06 exceeds $10,000,000. Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit Indebtedness.

(b) Any Net Available Cash that is not applied or invested as provided in Section 4.06(a) shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50,000,000, the Company shall make an offer (an “Asset Disposition Offer”) to all Holders of the Securities and, at the Company’s election, to holders of other Senior Indebtedness to purchase or redeem the maximum principal amount of Securities and such other Senior Indebtedness that may be purchased out of the amount of such Excess Proceeds. The offer price in any Asset Disposition Offer shall be equal to 100% of the principal amount of the Securities and/or any such Senior Indebtedness plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture or the agreements governing the other Senior Indebtedness. If the aggregate purchase price of Indebtedness tendered exceeds the amount of Excess Proceeds, the Trustee shall select the Indebtedness to be purchased on a pro rata basis but in round denominations, which, in the case of the Securities, shall be denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof. Upon completion of each Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero and, so long as all Securities validly tendered and not withdrawn pursuant to such offer are purchased by the Company in compliance with this Section 4.06, any excess of the offer amount over the amount applied to purchase Securities (and such other Senior Indebtedness) pursuant to such offer may be applied by the Company for any purpose not prohibited by this Indenture.

(c) (i) Promptly, and in any event within 10 days after the Company becomes obligated to make an Asset Disposition Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in 4.06(b) in the event the Asset

Disposition Offer is oversubscribed) in integral multiples of $2,000 of principal amount or any whole integral multiple of $1,000 in excess thereof, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall contain such information concerning the business of the Company which the Company in good faith believes shall enable such Holders to make an informed decision (which at a minimum shall include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company’s business subsequent to the date of the latest of such reports, and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Asset Disposition Offer, together with the address referred to in clause (iii) below.

(ii) Not later than the date upon which written notice of an Asset Disposition Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to (A) the amount of the Asset Disposition Offer (the “Offer Amount”), including information as to any other Senior Indebtedness included in the Asset Disposition Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Asset Disposition Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments and to be held for payment in accordance with the provisions of this Section. If the Asset Disposition Offer includes other Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Asset Disposition Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price, from the amount deposited with it by the Company. In the event that the Offer Amount delivered by the Company to the Trustee (together with any investment earnings received from the investment thereof in Temporary Cash Investments) is greater than the purchase price of the Securities tendered, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

(iii) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities included in the Asset Disposition Offer surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each such new Security shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Security not so accepted shall be promptly mailed or delivered by the Company to the holder thereof.

(iv) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

(e) For the purposes of this Section 4.06, the following are deemed to be cash or cash equivalents:

(i) the assumption or discharge of Indebtedness of the Company or any Restricted Subsidiary (other than Obligations in respect of Disqualified Stock of the Company or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

(ii) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and Subordinated Obligations) that are assumed by the transferee of shares of Capital Stock, property or other assets in the Asset Disposition, pursuant to a customary agreement that releases the Company or such Restricted Subsidiary from any and all liability therefor;

(iii) any securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after the date of the applicable Asset Disposition, to the extent of the cash received in that conversion; and

(iv) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value that, when taken together with all other Designated Noncash Consideration received pursuant to this clause (4) that is at that time outstanding, does not exceed the greater of (x) $100,000,000 and (y) 1.0% of Total Assets (determined as of the end of the most recent fiscal quarter for which internal financial statements are available) at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10,000,000 unless:

(i) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate; and

(ii) if such Affiliate Transaction involves an amount in excess of $25,000,000, the terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in Section 4.07(a)(i) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors.

(b) The provisions of Section 4.07(a) shall not prohibit:

(i) any transaction between or among the Company or any of its Restricted Subsidiaries (other than Securitization Vehicles);

(ii) any Permitted Investment or any Restricted Payment permitted to be made pursuant to Section 4.04;

(iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans entered into in the ordinary course of business;

(iv) payroll, travel, loans or advances to directors and employees in the ordinary course of business of the Company and its Restricted Subsidiaries, and on customary terms;

(v) any employment, consulting, service or termination agreement, or reasonable and customary indemnification agreement, entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business (and payments made pursuant thereto), and the payment of reasonable fees and expenses, and the provision of customary indemnities, to directors, officers, employees or consultants of the Company or any of its Restricted Subsidiaries in their capacities as such;

(vi) any transaction with a Person (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person;

(vii) any transaction with a joint venture partner in the ordinary course of business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that, in the reasonable, good faith determination of the members of the Board of Directors or senior management of the Company, such transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have reasonably been obtained at the time of such transaction in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

(viii) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

(ix) transactions with customers, clients, vendors, suppliers or other purchasers or sellers of goods or services, in each case in the ordinary course of business (including pursuant to joint venture agreements);

(x) transactions effected pursuant to any agreement in as in effect on the Issue Date and described in this Offering Memorandum and any amendment, modification or replacement of any such agreement (so long as such amendments, modifications or replacements are not disadvantageous to the Holders in any material respect as compared to the applicable agreement as in effect on the Issue Date);

(xi) any transaction on arm’s-length terms with any non-Affiliate that becomes an Affiliate as a result of such transactions; and

(xii) any transaction in which the Company delivers to the Trustee a written opinion from an Independent Qualified Party to the effect that such transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

SECTION 4.08. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b).

(b) Within 30 days following any Change of Control (unless the Company has previously or concurrently mailed a redemption notice with respect to all outstanding Securities as described under Section 7 of the Securities), the Company shall mail by first-class mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and Additional Interest, if any, on the relevant interest payment date);

(ii) the circumstances and relevant facts regarding such Change of Control;

(iii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(iv) the instructions, as determined by the Company, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased.

(c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(d) On the purchase date, all Securities purchased by the Company under this Section 4.08 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest and Additional Interest, if any, to the Holders entitled thereto.

(e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(f) A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(g) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(h) Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officers’ Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.

(i) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of its compliance with such securities laws or regulations.

SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Company and the Subsidiary Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.11. Future Subsidiary Guarantors. The Company shall not cause or permit (a) any of its Restricted Subsidiaries (other than a Foreign Subsidiary), directly or indirectly, to Guarantee any Indebtedness of the Company or any Subsidiary Guarantor, (b) any Foreign Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company or any Subsidiary Guarantor or (c) any of its Restricted Subsidiaries (other than a Foreign Subsidiary) to Incur Credit Facility Indebtedness unless such Restricted Subsidiary is a Subsidiary Guarantor or contemporaneously executes and delivers to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary shall Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture and applicable to the other Subsidiary Guarantors and delivers to the Trustee an Opinion of Counsel (which may contain customary exceptions) that such Guarantee Agreement complies with the requirements of this Section 4.11 and has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

SECTION 4.12. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary, to engage in any business other than a Related Business, except to the extent not material to the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.13. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured. For the avoidance of doubt, for the purposes of determining whether any Initial Lien is a Permitted Lien following any Termination Date, any Incurrence of Indebtedness shall be tested as though Section 4.03 was in effect at such time.

Any such Lien thereby created in favor of the Securities or any Subsidiary Guarantee shall be automatically and unconditionally released and discharged upon (a) the release and discharge of each Initial Lien to which it relates, (b) in the case of such Lien in favor of any such Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of this Indenture or (c) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien.

SECTION 4.14. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(a) the Company or such Restricted Subsidiary would be entitled to (i) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 (following any Termination Date, such determination shall be made as if such covenant was in effect at such time) and (ii) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.13;

(b) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and

(c) the Company applies the proceeds of such transaction in compliance with Section 4.06 (following any Termination Date, such compliance shall be tested as if such covenant was in effect at such time).

SECTION 4.15. Termination of Covenants. Following the first day (the “Termination Date”) that: (a) the Securities have an Investment Grade Rating, and (b) no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries shall not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07 and 5.01(a)(iii), regardless of any subsequent changes in the ratings of the Securities.

ARTICLE 5

Successor Company

SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(i) either (A) the Company shall be the surviving corporation or (B) the resulting, surviving or transferee Person (in each of clauses (A) or (B), the “Successor Company”) shall (1) be a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (provided that, if the Successor Company is a limited liability company, then there shall be a Restricted Subsidiary of such Person which shall be a corporation organized in the jurisdictions permitted by this clause (A) and a co-obligor of the Securities) and (2) expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

(ii) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(iii) immediately after giving pro forma effect to such transaction, either (x) the Successor Company would be able to Incur an additional $1.00 of Coverage Indebtedness pursuant to Section 4.03(a) or (y) the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(iv) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clause (iii) shall not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company is distributed to any Person) or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

For all purposes of this Indenture, Subsidiaries of any Successor Company shall, upon any transaction subject to this Section 5.01, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture, and all Indebtedness and Liens of the Successor Company and its Subsidiaries that was not Indebtedness or Liens on property or assets, as the case may be, of the Company and its Subsidiaries immediately prior to such transaction shall be deemed to have been Incurred upon such transaction.

(b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(i) except in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

(ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(iii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, complies with this Indenture;

provided, however, that this Section 5.01 shall not be applicable to a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or a Subsidiary Guarantor.

ARTICLE 6

Defaults and Remedies

SECTION 6.01. Events of Default. An “Event of Default” occurs if:

(a) the Company defaults in the payment of interest or Additional Interest on the Securities when the same becomes due and payable, and such default continues for a period of 30 days;

(b) the Company defaults in the payment of the principal of (or premium, if any, on) any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(c) the Company fails to comply with its obligations under Section 5.01;

(d) the Company fails to comply with any of its obligations in Section 4.08 (other than a failure to purchase Securities which constitutes an Event of Default under Section 6.01(b)) or 4.06 (other than a failure to purchase Securities which constitutes an Event of Default under Section 6.01(b)), and such default continues for a period of 30 days after the notice specified below;

(e) the Company fails to comply with any of its obligations in Section 4.02, and such default continues for a period of 90 days after the notice specified below;

(f) the Company or any Subsidiary Guarantor fails to comply with any of its other covenants or agreements contained in this Indenture (other than a default referred to in Section 6.01(a) through (e)), and such default continues for a period of 60 days after the notice specified below;

(g) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $75,000,000;

(h) the Company, any Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Company, any Subsidiary Guarantor or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(j) any judgment or decree for the payment of money in excess of $75,000,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefore has not been denied by the insurer) is entered against the Company, any Subsidiary Guarantor or any Significant Subsidiary, which judgment remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed; or

(k) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under Sections 6.01(d), (e) or (f) shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default (simultaneously sending a copy of such notice to the Trustee, in the case of a notice sent by Holders) and the Company or the Subsidiary Guarantor, as applicable, does not cure such Default within the time specified after receipt of such notice. Such notice must be in writing, specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”. Additionally, a default under Sections 6.01(e) or (f) for the failure to deliver any report within the time periods prescribed in Section 4.02 or to deliver any notice or certificate required by this Indenture shall be deemed to be cured upon the subsequent delivery of any such report, notice or certificate, even though such delivery is not within the prescribed period specified.

The Company shall deliver to the Trustee, within 30 days after obtaining knowledge of the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(h) or (i) with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by written notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(h) or (i) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by written notice to the Trustee may rescind any such acceleration with respect to the Securities and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i) such Holder has previously given the Trustee written notice stating that an Event of Default is continuing;

(ii) Holders of at least 25% in principal amount of the outstanding Securities have made a written request to the Trustee to pursue the remedy;

(iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(v) Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner of its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and Additional Interest and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or a Subsidiary Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, and Applicable Premium (if any) and Additional Interest (if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest and Applicable Premium (if any) and Additional Interest (if any), respectively; and

FOURTH: to the Company or to such party as a court of competent jurisdiction shall direct, including a Subsidiary Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this Section 7.01(c) does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), 7.01(b) and 7.01(c).

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial or other liability or expense in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder, if it shall have reasonable grounds to believe that repayment of such funds or expense or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

(g) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Paying Agent, Registrar co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Subsidiary Guarantee or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (g), (j) or (k) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 11.02 hereof from the Company, any Subsidiary Guarantor or any Holder.

SECTION 7.05. Notice of Defaults. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Holders.

SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each September 1 beginning with September 1, 2013, and in any event prior to November 1 in each year, the Trustee shall mail to each Holder a brief report dated as of such September 1 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services as agreed by the Company and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and each Subsidiary Guarantor, jointly and severally shall indemnify the Trustee and its officers, directors, employees and agents (each, a “Trustee indemnified party”) for and from, and hold them harmless against, against any and all loss, liability or expense (including reasonable attorneys’ fees) paid or incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Subsidiary Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the Trustee indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company and the Subsidiary Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and the Subsidiary Guarantors, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and Additional Interest, if any, on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(h) or (i) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE 8

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) all outstanding Securities (other than Securities replaced or paid pursuant to Section 2.07) have been cancelled or delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, and, in the case of clause (ii), the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption of all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced or paid pursuant to Section 2.07) and Applicable Premium, if any, and Additional Interest, if any, and if in either case the Company pays all other sums payable under this Indenture by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Section 8.01 to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption (it being understood that any defeasance shall be subject to the condition subsequent that such deficit is in fact paid). Any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10, 4.11, 4.12, 4.13 and 4.14 and the operation of Sections 6.01(d), 6.01(e), 6.01(g), 6.01(h), 6.01(i) and 6.01(j) (but, in the case of Sections 6.01(h) and 6.01(i), with respect only to Significant Subsidiaries and the Subsidiary Guarantors) and the limitations contained in Section 5.01(a)(iii) (“covenant defeasance option”).

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.02(e), 6.02(f), 6.02(g), 6.02(h) (with respect only to Significant Subsidiaries and Subsidiary Guarantors), 6.02(i) or because of the failure of the Company to comply with Sections 5.01(a)(iii). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor shall be released from all of its obligations with respect to its Subsidiary Guarantee.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding Sections 8.01(a) and (b), the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.02. Conditions to Defeasance. (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(i) the Company irrevocably deposits in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which shall be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any), interest and Additional Interest (if any), on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Section 8.02 to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption (it being understood that any defeasance shall be subject to the condition subsequent that such deficit is in fact paid). Any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal, premium, if any, interest and Additional Interest, if any, when due on all the Securities to maturity or redemption, as the case may be;

(iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(h) or (i) with respect to the Company occurs which is continuing at the end of the period;

(iv) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

(v) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and legal defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and legal defeasance had not occurred;

(vi) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and covenant defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

(vii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

(b) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest and Additional Interest, if any, on the Securities.

SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, interest or Additional Interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantors’ obligations under this Indenture, each Guarantee and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal of or interest or Additional Interest on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments

SECTION 9.01. Without Consent of Holders. (a) The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

(i) to cure any ambiguity, omission, defect or inconsistency;

(ii) to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under this Indenture, the Securities or a Subsidiary Guarantee, as applicable, in compliance with Section 5.01;

(iii) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code);

(iv) to add Guarantees with respect to the Securities, including any Subsidiary Guarantee, or to secure the Securities;

(v) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

(vi) to make any change that would provide additional rights or benefits to the holders of Securities or does not adversely affect the rights of any Holder;

(vii) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(viii) to conform the text of this Indenture, the Securities or any Subsidiary Guarantee to any provision contained in the Offering Memorandum under the heading “Description of the notes” to the extent that such provision in the “Description of the notes” was intended to be a verbatim recitation of a provision of this Indenture, the Securities or such Subsidiary Guarantee;

(ix) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (A) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;

(x) to evidence and provide for the acceptance and appointment of a successor trustee under this Indenture pursuant to the requirements thereof; or

(xi) to provide for the issuance of the Exchange Securities or Additional Securities, in accordance with the terms of this Indenture.

After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02. With Consent of Holders. (a) The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities (including the obligations of the Company to make a Change of Control Offer pursuant to Section 4.08 of this Indenture) without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities). However, without the consent of each Holder affected thereby, an amendment or waiver may not:

(i) reduce the amount of Securities whose Holders must consent to an amendment;

(ii) reduce the rate of or extend the time for payment of interest or any Additional Interest on any Security;

(iii) reduce the principal of or extend the Stated Maturity of any Security;

(iv) change the provisions applicable to the redemption of any Security as described under Article 3 of this Indenture or Section 5 of the Securities;

(v) make any Security payable in money other than that stated in the Security;

(vi) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02;

(vii) make any change in the ranking or priority of any Securities that would adversely affect the Holders; or

(viii) make any change in, or release other than in accordance with this Indenture, any Subsidiary Guarantee that would adversely affect the Holders.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or Guarantee Agreement) by the Company and the Trustee.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.04(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that all conditions precedent in this Indenture relating to the execution and delivery of such amendment have been complied with.

SECTION 9.07. Payment for Consent. Neither the Company nor any Restricted Subsidiary of the Company may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

Subsidiary Guarantees

SECTION 10.01. Subsidiary Guarantees. (a) Each Subsidiary Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this

Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, interest on or Additional Interest, if any, in respect of the Securities and all other monetary obligations of the Company under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise, (ii) any extension or renewal of any thereof, (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement, (iv) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations or (vi) any change in the ownership of such Subsidiary Guarantor.

(c) Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor’s obligations would be less than the full amount claimed. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Subsidiary Guarantor.

(d) Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e) Except as expressly set forth in Section 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

(f) Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or Additional Interest, if any, on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest or Additional Interest, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

(h) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 10.01.

(i) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(j) Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02. Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor shall be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07) upon:

(a) (i) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(ii) the release of such Subsidiary Guarantor from its guarantee of Indebtedness under the Credit Agreement, so long as such Subsidiary Guarantor would not then otherwise be required to guarantee the Securities pursuant to Section 4.11;

(iii) the sale or other disposition of such Subsidiary Guarantor (including by way of merger or consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, so long as the sale or other disposition does not violate Section 4.06 or Section 5.01;

(iv) the release or discharge of the Indebtedness that would have required such Subsidiary Guarantor to enter into a Guarantee Agreement pursuant to Section 4.11, other than a release or discharge by or as a result of the payment of such Indebtedness;

(v) the Company exercising its legal defeasance option or its covenant defeasance option or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture; and

(b) such Subsidiary Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions provided for in this Indenture relating to such transaction have been complied with.

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company).

SECTION 10.07. Execution of Guarantee Agreement for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such Guarantee Agreement, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such Guarantee Agreement complies with the requirements of Section 4.11, has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

SECTION 10.08. Non-Impairment. The failure to endorse a Subsidiary Guarantee on any Security shall not affect or impair the validity thereof.

SECTION 10.09. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE 11

Miscellaneous

SECTION 11.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person, or by recognized overnight courier guaranteeing next-day delivery, or mailed by first-class mail addressed as follows:

if to the Company or any Subsidiary Guarantor:

NCR Corporation

Attention: Treasurer

3095 Satellite Boulevard

Duluth, Georgia 30096

Facsimile No.: 678-808-5207

email: John.Boudreau@ncr.com

with a copy to:

NCR Corporation

Attention: General Counsel/Notices

2nd Floor

3097 Satellite Boulevard

Duluth, Georgia, 30096

email: law.notices@ncr.com

if to the Trustee:

U.S. Bank National Association

Attention: Corporate Trust Services

Mail Room – 3rd Floor

One Federal Street

Boston, MA 02110

Facsimile No.: 617-603-6667

Reference: NCR Corp 5.00% Sr Nts due 2022

The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed in this Indenture, if any.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture (except for authentication of the Securities by the Trustee on the Issue Date, which shall not require an Opinion of Counsel), the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.10. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, any Subsidiary Guarantee or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Security shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities.

SECTION 11.11. Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part of this Indenture and shall not modify or restrict any of the terms or provisions of this Indenture.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

NCR CORPORATION

By	/s/ Robert P. Fishman
Name:	Robert P. Fishman
Title:	Senior Vice President and Chief Financial Officer

NCR INTERNATIONAL, INC.

By	/s/ Jennifer M. Daniels
Name:	Jennifer M. Daniels
Title:	President

RADIANT SYSTEMS, INC.

By	/s/ Robert P. Fishman
Name:	Robert P. Fishman
Title:	Chief Financial and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

by	/s/ Andrew Sinasky
Name:	Andrew Sinasky
Title:	Vice President

APPENDIX A

PROVISIONS RELATING TO INITIAL SECURITIES AND EXCHANGE SECURITIES

1. Definitions

1.1 Definitions

Capitalized terms used in this Appendix and not otherwise defined shall have the meanings provided in this Indenture. For the purposes of this Appendix A and this Indenture as a whole, the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Definitive Security” means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Exchange Securities” means (a) the 5.000% Senior Notes due 2022 issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (b) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Global Securities Legend” means the legend set forth under that caption in Exhibit A to this Indenture.

“IAI” means an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Initial Purchasers” means (a) J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc., BNP Paribas Securities Corp., Fifth Third Securities, Inc., Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc. and Wells Fargo Securities, LLC and (b) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Initial Securities” means (a) the Company’s 5.000% Senior Notes due 2022 issued on the Issue Date and (b) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Purchase Agreement” means (a) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated September 12, 2012, among the Company, the Subsidiary Guarantors and the Initial Purchasers and (b) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means an offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Rights Agreement” means (a) with respect to the Original Securities issued on the Issue Date, the Registration Rights Agreement dated September 17, 2012, among the Company, the Subsidiary Guarantors and the Initial Purchasers and (b) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date with respect to such Securities.

“Restricted Securities Legend” means the legend set forth in Section 2.3(e)(i) herein.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

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“Securities” means the Initial Securities and the Exchange Securities, treated as a single class.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Shelf Registration Statement” means a shelf registration statement filed by the Company in connection with the offer and sale of Initial Securities pursuant to a Registration Rights Agreement.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

1.2 Other Definitions

Term:	Defined in Section:
“Agent Members”	2.1	(c)
“Global Security”	2.1	(b)
“IAI Global Security”	2.1	(b)
“Regulation S Global Security”	2.1	(b)
“Rule 144A Global Security”	2.1	(b)

2. The Securities

2.1 Form and Dating

(a) The Initial Securities issued on the date hereof shall be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

(b) Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the “Regulation S Global Security”), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed

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by the Company and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the “IAI Global Security”) shall also be issued on the Issue Date, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are each referred to herein as a “Global Security” and are collectively referred to herein as “Global Securities”, provided, that the term “Global Security” when used in Sections 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 shall also include any Security in global form issued in connection with a Registered Exchange Offer. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by two Officers, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(d) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

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2.2 Authentication. The Trustee shall authenticate and deliver (a) on the Issue Date, an aggregate principal amount of $600,000,000 5.000% Senior Notes due 2022, (b) subject to the terms of this Indenture (including Section 4.03 hereof), any Additional Securities for an original issuance specified in the Company Order pursuant to Section 2.02 of this Indenture and (c) the Exchange Securities for issue only in a Registered Exchange Offer pursuant to a Registration Rights Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of this Indenture, shall certify that such issuance is in compliance with Section 4.03 of this Indenture.

2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Securities; or

(ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Securities, are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

(B) if such Definitive Securities are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

(C) if such Definitive Securities are being transferred pursuant to an exemption from registration in reliance upon an exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

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(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (1) to the Company, (2) to the Registrar for registration in the name of a Holder, without transfer, (3) pursuant to an effective registration statement under the Securities Act, (4) to a QIB in accordance with Rule 144A, (5) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act, (6) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit D to this Indenture or (7) pursuant to another available exemption from registration provided by Rule 144 under the Securities Act; and

(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of

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a beneficial interest in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either the Regulation S Global Security or the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to this Indenture to the Trustee.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Regulation S Global Security. (i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Security may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Company, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB

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that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to this Indenture to the Trustee.

(ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

(e) Legend

(i) Except as permitted by the following paragraphs (ii), (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR

8

TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND SHALL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]”

Each Definitive Security shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH

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CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

(iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Security, all requirements pertaining to the Restricted Securities Legend on such Initial Securities shall cease to apply and the requirements that any such Initial Securities be issued in global form shall continue to apply.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Original or Additional Securities pursuant to which Holders of such Original or Additional Securities are offered Exchange Securities in exchange for their Original or Additional Securities, all requirements pertaining to Original or Additional Securities that Original or Additional Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Original or Additional Securities in such Registered Exchange Offer.

(vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

(vii) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or cancelled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

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(g) Obligations with Respect to Transfers and Exchanges of Securities

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.06, 4.06, 4.08 and 9.05 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this

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Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates, opinions and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Securities. (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such event, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and whole multiples of $1,000 thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

(c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

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EXHIBIT A

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”)

THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND SHALL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Definitive Security shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

2

No.	$

5.000% Senior Note due 2022

CUSIP No.

ISIN No.

NCR Corporation, a Maryland corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of             Dollars (as such sum may be increased or decreased as reflected on the Schedule of Increases and Decreases in Global Security attached hereto) on July 15, 2022.

Interest Payment Dates: January 15 and July 15.

Record Dates: January 1 and July 1.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

NCR CORPORATION,

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

U.S. BANK NATIONAL ASSOCIATION,

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE SIDE OF INITIAL SECURITY]

5.000% Senior Note due 2022

1. Interest

NCR Corporation, a Maryland corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest (“Additional Interest”) shall accrue on this Security at a rate of 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum. The Company shall pay interest semiannually on January 15 and July 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from September 17, 2012 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, Additional Interest, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, Additional Interest, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company shall make all payments in respect of a certificated Security (including principal, premium, if any, interest and Additional Interest, if any), at the office of the Paying Agent, except that, at the option of the Company, payment of interest or Additional Interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

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3. Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

The Company issued the Securities under an Indenture dated as of September 17, 2012 (the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Securities are senior unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes of the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur Indebtedness, make certain Investments and other Restricted Payments, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, make Asset Dispositions, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, engage in certain lines of business, create or incur Liens and enter into certain Sale/Leaseback Transactions. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

To guarantee the due and punctual payment of the principal of, and interest and Additional Interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

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5. Optional Redemption

Except as set forth in the following paragraphs of this Section 5, the Securities shall not be redeemable at the option of the Company prior to July 15, 2017.

On or after July 15, 2017, the Company shall be entitled at its option on one or more occasions to redeem the Securities, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

Year	Redemption Price
2017	102.500%
2018	101.667%
2019	100.833%
2020 and thereafter	100.000%

In addition, at any time prior to July 15, 2015, the Company may at its option on one or more occasions redeem up to a maximum of 35% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities), at a redemption price equal to 105.000% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date), with the Net Cash Proceeds of one or more Qualified Equity Offerings; provided, however, that (a) after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) remains outstanding immediately after the occurrence of such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (b) each such redemption occurs within 90 days after the date of the related Qualified Equity Offering.

Prior to July 15, 2017, The Company shall be entitled at its option to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus accrued and unpaid interest and Applicable Premium and Additional Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest plus Applicable Premium and Additional Interest, if any, due on the relevant interest payment date).

6. Sinking Fund

The Securities are not subject to any sinking fund.

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7. Notice of Redemption

Notice of any redemption pursuant to Section 5 above shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of the Indenture. Securities in denominations of $2,000 or less may be redeemed in whole but not in part. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security will state the portion of the principal amount thereof to be redeemed. If money sufficient to pay the redemption price of and accrued and unpaid interest and Additional Interest, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of Holders upon Change of Control and Asset Dispositions

Upon a Change of Control, any Holder of Securities shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due and Additional Interest, if any, on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

In accordance with Sections 4.06 and 4.08 of the Indenture, the Company shall be required to offer to purchase Securities upon the occurrence of certain events.

9. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

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10. Persons Deemed Owners

Except as provided in Section 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal, interest, Applicable Premium (if any) or Additional Interest (if any) remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money to the Company upon its written request unless an applicable abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12. Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest and Additional Interest, if any, on, the Securities to redemption or maturity, as the case may be.

13. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture, the Securities or a Subsidiary Guarantee, as applicable, in compliance with Section 5.01 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended); (iv) to add Guarantees with respect to the Securities, including any Subsidiary Guarantee, or to secure the Securities; (v) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor in the Indenture; (vi) to make any change that would provide additional rights or benefits to the holders of Securities or does not adversely affect the rights of any Holder; (vii) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; (viii) to conform the text of the Indenture, the Securities or any Subsidiary Guarantee to any provision contained in the Offering Memorandum under the heading “Description of the notes” to the extent that such provision in the “Description of the notes” was intended to

7

be a verbatim recitation of a provision of the Indenture, the Securities or such Subsidiary Guarantee, as applicable; (ix) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with the Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities; (x) to evidence and provide for the acceptance and appointment of a successor trustee under the Indenture; or (xi) to provide for the issuance of the Exchange Securities or Additional Securities, in accordance with the terms of the Indenture.

14. Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to Section 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $75 million; (e) certain events of bankruptcy or insolvency with respect to the Company, the Subsidiary Guarantors and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of 75 million; and (g) certain defaults with respect to Subsidiary Guarantees.

If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15. Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

8

16. No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20. CUSIP and ISIN Numbers

The Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

9

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                     agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

10

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $            principal amount of Securities held in (check applicable space)         book-entry or             definitive form by the undersigned.

The undersigned (check one box below):

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	to the Company; or

(2)	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

11

(6)	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and the Subsidiary Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

12

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[            ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

13

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Disposition) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Disposition Change of Control

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($2,000 or a whole multiple of $1,000 in excess thereof):

$

Date: Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

14

EXHIBIT B

[FORM OF FACE OF EXCHANGE SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	$

5.000% Senior Note due 2022

CUSIP No.

ISIN No.

NCR Corporation, a Maryland corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of              Dollars (as such sum may be increased or reduced as reflected on the Schedule of Increases and Decreases in Global Security attached hereto) on July 15, 2022.

Interest Payment Dates: January 15 and July 15.

Record Dates: January 1 and July 1.

2

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

NCR CORPORATION,

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

Dated:

U.S. BANK NATIONAL ASSOCIATION,

as Trustee, certifies
that this is one of the Securities referred to in the Indenture.

by

Authorized Signatory

3

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

5.000% Senior Note due 2022

1. Interest

NCR Corporation, a Maryland corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on January 15 and July 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from September 17, 2012 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4

4. Indenture

The Company issued the Securities under an Indenture dated as of September 17, 2012 (the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Securities are senior unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes of the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur Indebtedness, make certain Investments and other Restricted Payments, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, make Asset Dispositions, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, engage in certain lines of business, create or incur Liens and enter into certain Sale/Leaseback Transactions. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

To guarantee the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5. Optional Redemption

Except as set forth in the following paragraphs of this Section 5, the Securities shall not be redeemable at the option of the Company prior to July 15, 2017.

On or after July 15, 2017, the Company shall be entitled at its option on one or more occasions to redeem the Securities, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of

5

Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

Year	Redemption Price
2017	102.500%
2018	101.667%
2019	100.833%
2020 and thereafter	100.000%

In addition, at any time prior to July 15, 2015, the Company may at its option on one or more occasions redeem up to a maximum of 35% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities), at a redemption price equal to 105.000% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds of one or more Qualified Equity Offerings; provided, however, that (a) after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) remains outstanding immediately after the occurrence of such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (b) each such redemption occurs within 90 days after the date of the related Qualified Equity Offering.

Prior to July 15, 2017, The Company shall be entitled at its option to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus accrued and unpaid interest and Applicable Premium and Additional Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest plus Applicable Premium, if any, due on the relevant interest payment date).

6. Sinking Fund

The Securities are not subject to any sinking fund.

7. Notice of Redemption

Notice of any redemption pursuant to Section 5 above shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in

6

accordance with provisions of the Indenture. Securities in denominations of $2,000 or less may be redeemed in whole but not in part. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security will state the portion of the principal amount thereof to be redeemed. If money sufficient to pay the redemption price of and accrued and unpaid interest and Additional Interest, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of Holders upon Change of Control and Asset Dispositions

Upon a Change of Control, any Holder of Securities shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

In accordance with Sections 4.06 and 4.08 of the Indenture, the Company shall be required to offer to purchase Securities upon the occurrence of certain events.

9. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10. Persons Deemed Owners

Except as provided in Section 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal, interest, Applicable Premium (if any) or Additional Interest (if any) remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money to the Company upon its written request unless an applicable abandoned property law designates another Person. After any such payment,

7

Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12. Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

13. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture, the Securities or a Subsidiary Guarantee, as applicable, in compliance with Section 5.01 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended); (iv) to add Guarantees with respect to the Securities, including any Subsidiary Guarantee, or to secure the Securities; (v) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor in the Indenture; (vi) to make any change that would provide additional rights or benefits to the holders of Securities or does not adversely affect the rights of any Holder; (vii) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; (viii) to conform the text of the Indenture, the Securities or any Subsidiary Guarantee to any provision contained in the Offering Memorandum under the heading “Description of the notes” to the extent that such provision in the “Description of the notes” was intended to be a verbatim recitation of a provision of the Indenture, the Securities or such Subsidiary Guarantee, as applicable; (ix) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with the Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities; (x) to evidence and provide for the acceptance and appointment of a successor trustee under the Indenture; or (xi) to provide for the issuance of the Exchange Securities or Additional Securities, in accordance with the terms of the Indenture.

8

14. Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to Section 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $75 million; (e) certain events of bankruptcy or insolvency with respect to the Company, the Subsidiary Guarantors and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of 75 million; and (g) certain defaults with respect to Subsidiary Guarantees.

If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15. Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

9

17. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20. CUSIP and ISIN Numbers

The Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

10

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                     agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: Your Signature:

Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Disposition) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Disposition Change of Control

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($2,000 or whole multiples of $1,000 thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

12

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

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EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of             , among [GUARANTOR] (the “New Guarantor”), a subsidiary of NCR Corporation (or its successor), a Maryland corporation (the “Company”), [EXISTING GUARANTORS] and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company and the existing Subsidiary Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of September 17, 2012, providing for the issuance of 5.000% Senior Notes due 2022 (the “Securities”);

WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR],

by
Name:
Title:

NCR CORPORATION,

by
Name:
Title:

[EXISTING GUARANTORS],

by
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee,

by
Name:
Title:

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EXHIBIT D

Form of

Transferee Letter of Representation

[Company]

In care of

[            ]

[            ]

[            ]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[        ] principal amount of the 5.000% Senior Notes due 2022 (the “Securities”) of NCR Corporation (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale shall not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE: ,

by:

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